EXHIBIT 32.1
Section 1350 Certification

In connection with the Annual Report of Bright Mountain Media, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Matthew Drinkwarter, Chief Executive Officer and Principal Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes- Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

April 1, 2024	/s/ Matthew Drinkwater
Matthew Drinkwater,
Chief Executive Officer, Principal Executive Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.